As filed with the Securities and Exchange Commission on July 1, 1994

                                                     Registration No. 33-_____

                   SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                                   FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       THE SOUTHERN COMPANY
          (Exact name of registrant as specified in its charter)

            Delaware                                     58-0690070
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)
                           64 Perimeter Center East
                            Atlanta, Georgia 30346
                   (Address of Principal Executive Officer)

          THE SOUTHERN COMPANY OUTSIDE DIRECTORS STOCK PLAN
                          (Full title of the plan)

                           Tommy Chisholm, Secretary
                             The Southern Company
                           64 Perimeter Center East
                            Atlanta, Georgia  30346
                    (Name and address of agent for service)
                                (404) 393-0650
                    (Telephone number, including area code,
                             of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

           W. L. Westbrook                            John F. Young
      Financial Vice President                       Vice President
        The Southern Company                 Southern Company Services, Inc.
      64 Perimeter Center East                 One Wall Street, 42nd Floor
       Atlanta, Georgia 30346                   New York, New York 10005

                            John D. McLanahan, Esq.
                               Troutman Sanders
                            5200 NationsBank Plaza
                          600 Peachtree Street, N.E.
                         Atlanta, Georgia  30308-2216


                        CALCULATION OF REGISTRATION FEE

 Title of      Amount          Proposed        Proposed       Amount of
 securities    to be           maximum         maximum        registration
 to be         registered      offering        aggregate      fee
 registered                    price           offering
                               per share*      price *

 Common
 Stock, par
 value         1,000,000       $18.69          $18,690,000    $6,445
 $5 per share  shares
_____________________

*    Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices of the Common Stock on June 28, 1994, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.






PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by The Southern Company ("SOUTHERN" or the "registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to the part thereof from the date of filing of such documents.

      (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

      (b)   (1) The registrant's Current Report on Form 8-K dated February 16,
      1994.
            (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

      (c) The description of the registrant's common stock contained in registration no. 33-51433 filed under the Securities Act of 1933.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      None.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
      (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to produce a judgment in its favor by reason of the





      fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Bylaws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such Bylaws described.

      The Bylaws of SOUTHERN also provide in pertinent part as follows:

      Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The






      indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

      Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

      The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

      The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.

      SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      Exhibit
      Number

      4(a) - Composite Certificate of Incorporation of SOUTHERN reflecting all amendments to date (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of






                  Notification, File No. 70-7341, as Exhibit A and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

      4(b) - Bylaws of SOUTHERN as amended effective October 21, 1991 and presently in effect. (Designated in Form U-1, File No. 70-8181 as Exhibit A-2.)

      4(c) -      The Southern Company Outside Directors Stock Plan.

      5    -      Opinion of Troutman Sanders, counsel to SOUTHERN.

      23(a)-      The consent of Troutman Sanders is contained in Exhibit 5.

      23(b)-      Consent of Arthur Andersen & Co.

      24   -      Power of Attorney.

      Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 9.     Undertakings.

      (a)   Rule 415 offerings.  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are






                        incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned,






thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 1, 1994.


                                    THE SOUTHERN COMPANY

                                    By:  A.W. Dahlberg
                                         President


                                    By:  /s/Wayne Boston
                                         Wayne Boston
                                         Attorney-in-Fact


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE               TITLE             DATE

Edward L. Addison       Director and Chairman (Principal
                        Executive Officer)





W. L. Westbrook         Financial Vice President (Principal
                        Financial and Accounting Officer)
W.P. Copenhaver         )
A.W. Dahlberg           )
Paul J. DeNicola        )
Jack Edwards            )
H. Allen Franklin       )
L.G. Hardman, III       )
Elmer B. Harris         )     Directors
Earl D. McLean, Jr.     )
William A. Parker, Jr.  )
William J. Rushton, III )
Gloria M. Shatto        )
Herbert Stockham        )



By:   /s/Wayne Boston         July 1, 1994
      Wayne Boston
      Attorney-in-Fact



